Exhibit 99.1
eHealth, Inc. Announces Second Quarter 2018 Results

Second Quarter 2018 Overview

•	Revenue for the second quarter of 2018 was $32.7 million, a 6% decrease compared to $34.6 million for the second quarter of 2017.

•	GAAP net loss for the second quarter of 2018 was $12.0 million compared to net loss of $1.5 million for the second quarter of 2017.

•	Adjusted EBITDA was $(10.1) million for the second quarter of 2018 compared to $(6.9) million for the second quarter of 2017.

•	Net cash used in operations for the second quarter of 2018 was $0.3 million compared to $1.0 million for the second quarter of 2017.

Effective January 1, 2018, eHealth adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (ASC 606), using the full retrospective method. Prior period information presented has been adjusted to reflect the adoption of this new revenue recognition standard.

MOUNTAIN VIEW, Calif. — July 26, 2018 — eHealth, Inc. (NASDAQ: EHTH), a leading private online health insurance exchange, announced today its financial results for the second quarter ended June 30, 2018.

Scott Flanders, chief executive officer of eHealth stated, “During the second quarter, we made significant progress in preparing our Medicare organization for what we believe will be the strongest Medicare selling season in eHealth’s history. We also successfully captured growth opportunities in the small group market and the non-ACA segment of the Individual market.  I believe that we are now in a strong position to achieve our Medicare enrollment volume goals and overall financial guidance for the year.”

GAAP — Second Quarter of 2018 Results

Revenue — Revenue for the second quarter of 2018 totaled $32.7 million, a 6% decrease compared to $34.6 million for the second quarter of 2017. Commission revenue for the second quarter of 2018 totaled $30.6 million, a 6% decrease compared to $32.5 million for the second quarter of 2017. Other revenue for the second quarter of 2018 was $2.0 million, a 5% decrease compared to $2.1 million for the second quarter of 2017.

Revenue from the Medicare segment was $25.5 million for the second quarter of 2018, a 5% increase compared to $24.2 million for the second quarter of 2017. Revenue from the Individual, Family and Small Business segment was $7.2 million for the second quarter of 2018, a 31% decrease compared to $10.4 million for the second quarter of 2017.

Loss from Operations — Loss from operations for the second quarter of 2018 was $16.9 million compared to loss from operations of $10.5 million for the second quarter of 2017.

Pre-tax Loss — Pre-tax loss for the second quarter of 2018 was $16.6 million compared to pre-tax loss of $10.2 million for the second quarter of 2017.

Benefit from Income Taxes — Benefit from income taxes for the second quarter of 2018 was $4.6 million compared to benefit from income taxes of $8.7 million for the second quarter of 2017.

Net Loss — Net loss for the second quarter of 2018 was $12.0 million, or $0.63 net loss per diluted share, compared to net loss of $1.5 million, or $0.08 net loss per diluted share, for the second quarter of 2017.

Segment Profit (Loss) — Loss from our Medicare segment was $1.5 million for the second quarter of 2018 compared to loss of $2.0 million for the second quarter of 2017. Loss from our Individual, Family and Small Business segment was $0.6 million for the second quarter of 2018 compared to profit of $2.1 million for the second quarter of 2017.

Non-GAAP — Second Quarter of 2018 Results

Non-GAAP Operating Loss & Non-GAAP Net Income (Loss) — Non-GAAP operating loss for the second quarter of 2018 was $10.7 million compared to non-GAAP operating loss of $7.6 million for the second quarter of 2017. Non-GAAP net loss for the second quarter of 2018 was $7.5 million, or $0.40 net loss per diluted share, compared to non-GAAP net income of $0.2 million, or $0.01 net income per diluted share, for the second quarter of 2017.

Non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per diluted share for the second quarter of 2018 excludes $3.1 million of stock-based compensation expense, $2.5 million expense for change in fair value of earnout liability related to our acquisition of GoMedigap and $0.5 million of amortization of intangible assets. Non-GAAP net loss and non-GAAP net loss per diluted share for the second quarter of 2018 also exclude $1.7 million of benefit from income tax effect of these adjustments. Non-GAAP operating loss, non-GAAP net income and non-GAAP net income per diluted share for the second quarter of 2017 excludes $2.6 million of stock-based compensation expense and $0.3 million of amortization of intangible assets. Non-GAAP net income and non-GAAP net income per diluted share for the second quarter of 2017 also exclude $1.2 million of benefit from income tax effect of these adjustments.

Adjusted EBITDA — Adjusted EBITDA was $(10.1) million for the second quarter of 2018 compared to $(6.9) million for the second quarter of 2017. Adjusted EBITDA is calculated by adding stock-based compensation, change in fair value of earnout liability related to our acquisition of GoMedigap, depreciation and amortization expense, acquisition costs, restructuring charges, amortization of intangible assets, net other income (expense), and benefit from income taxes to GAAP net loss.

Membership & Submitted Applications

Submitted Applications — Submitted applications for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans were 33,756 applications in the second quarter of 2018, an 8% increase compared to 31,166 applications in the second quarter of 2017. Submitted applications for individual and family plan products decreased 57% in the second quarter of 2018 to 2,346 applications compared to 5,425 applications in the second quarter of 2017.

Approved Members — Approved members for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans were 29,502 in the second quarter of 2018, a 1% increase compared to 29,235 applications in the second quarter of 2017. Approved members for individual and family plan products decreased 67% in the second quarter of 2018 to 2,489 members compared to 7,647 members in the second quarter of 2017.

Membership — Total estimated membership as of June 30, 2018 was 877,716 members, a 1% decrease from 885,802 estimated members we reported as of June 30, 2017. Estimated Medicare membership as of June 30, 2018 was 393,937, a 31% increase compared to 300,373 estimated members we reported as of June 30, 2017. Estimated individual and family plan membership as of June 30, 2018 was 168,278 members, a 31% decrease compared to 244,897 estimated members we reported as of June 30, 2017.

Cash — Second Quarter of 2018

Cash Flows — Net cash used in operating activities was $0.3 million for the second quarter of 2018 compared to net cash used in operating activities of $1.0 million for the second quarter of 2017.

GAAP — Year-to-Date Results

Revenue — Revenue for the six months ended June 30, 2018 totaled $75.7 million, a 1% decrease compared to $76.1 million for the six months ended June 30, 2017. Commission revenue for the six months ended June 30, 2018 totaled $71.4 million, a 0.1% increase compared to $71.3 million for the six months ended June 30, 2017. Other revenue for the six months ended June 30, 2018 was $4.4 million, a 10% decrease compared to $4.8 million for the six months ended June 30, 2017.

Revenue from the Medicare segment was $56.2 million for the six months ended June 30, 2018, a 13% increase compared to $49.6 million for the six months ended June 30, 2017. Revenue from the Individual, Family and Small Business segment was $19.5 million for the six months ended June 30, 2018, a 27% decrease compared to $26.6 million for the six months ended June 30, 2017.

Loss from Operations — Loss from operations for the six months ended June 30, 2018 was $23.6 million compared to loss from operations of $14.6 million for the six months ended June 30, 2017.

Pre-tax Loss — Pre-tax loss for the six months ended June 30, 2018 was $23.2 million compared to pre-tax loss of $14.0 million for the six months ended June 30, 2017.

Benefit from Income Taxes — Benefit from income taxes for the six months ended June 30, 2018 was $6.3 million compared to benefit from income taxes of $13.6 million for the six months ended June 30, 2017.

Net Loss — Net loss for the six months ended June 30, 2018 was $16.9 million, or $0.89 net loss per diluted share, compared to net loss of $0.4 million, or $0.02 net loss per diluted share, for the six months ended June 30, 2017.

Segment Profit (Loss) — Profit from our Medicare segment was $1.7 million for the six months ended June 30, 2018 compared to loss of $2.9 million for the six months ended June 30, 2017. Profit from our Individual, Family and Small Business segment was $2.9 million for the six months ended June 30, 2018, a 68% decrease compared to profit of $8.8 million for the six months ended June 30, 2017.

Non-GAAP — Year-to-Date Results

Non-GAAP Operating Loss & Non-GAAP Net Income (Loss) — Non-GAAP operating loss for the six months ended June 30, 2018 was $12.5 million compared to $9.4 million for the six months ended June 30, 2017. Non-GAAP net loss for the six months ended June 30, 2018 was $8.6 million, or $0.45 net loss per diluted share, compared to non-GAAP net income of $2.7 million, or $0.15 net income per diluted share, for the six months ended June 30, 2017.

Non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per diluted share for the six months ended June 30, 2018 exclude $5.7 million of stock-based compensation expense, $2.5 million change in fair value of earnout liability, $0.1 million acquisition costs, $1.9 million restructuring charges and $1.0 million of amortization of intangible assets. Non-GAAP net loss and non-GAAP net loss per diluted share for the six months ended June 30, 2018 also excludes $3.1 million of benefit from income tax effect of these adjustments. Non-GAAP operating loss, non-GAAP net income and non-GAAP net income per diluted share for the six months ended June 30, 2017 exclude $4.7 million of stock-based compensation expense and $0.5 million of amortization of intangible assets. Non-GAAP net income and non-GAAP net income per diluted share for the six months ended June 30, 2017 also exclude $2.1 million of benefit from income tax effect of these adjustments.

Adjusted EBITDA — Adjusted EBITDA for the six months ended June 30, 2018 was $(11.3) million compared to $(7.8) million for the six months ended June 30, 2017. Adjusted EBITDA is calculated by adding stock-based compensation, change in fair value of earnout liability related to our acquisition of GoMedigap, depreciation and amortization expense, acquisition costs, restructuring charges, amortization of intangible assets, other income (expense), net and benefit from income taxes to GAAP net income (loss).

Membership & Submitted Applications

Submitted Applications — Submitted applications for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans was 68,785 applications in the six months ended June 30, 2018, a 10% increase compared to 62,443 applications in the six months ended June 30, 2017. Submitted applications for individual and family plan products decreased 68% in the six months ended June 30, 2018 to 8,916 applications compared to 27,436 applications in the six months ended June 30, 2017.

Cash — Year-to-Date

Cash Flows — Net cash provided by operating activities was $10.4 million for the six months ended June 30, 2018 compared to net cash provided by operating activities of $7.5 million for the six months ended June 30, 2017.

2018 Guidance

eHealth is reaffirming guidance for the full year ending December 31, 2018 based on information available as of July 26, 2018. These expectations are forward-looking statements, and eHealth assumes no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

•
Total revenue is expected to be in the range of $217.5 million to $227.5 million. Revenue from the Medicare segment is expected to be in the range of $178.5 million to $183.5 million. Revenue from the Individual, Family and Small Business segment is expected to be in the range of $39.0 million to $44.0 million.

•	GAAP net income is expected to be in the range of $1.6 million to $6.6 million.

•	GAAP net income per share is expected to be in the range of $0.08 to $0.34 per share.

•	Non-GAAP net income per diluted share(a) is expected to be in the range of $0.69 to $0.95 per share.

•	Adjusted EBITDA(b) is expected to be in the range of $21.9 million to $26.9 million.

•
Medicare segment profit(c) for the year ending December 31, 2018 is expected to be in the range of $45.5 million to $49.5 million. Individual, Family and Small Business segment profit(c) for the year ending December 31, 2018 is expected to be in the range of $6.0 million to $7.0 million. Corporate(d) shared service expenses, excluding stock-based compensation and depreciation and amortization expense, is expected to be approximately $29.5 million.

•	Adjusted EBITDA per diluted share(e) is expected to be in the range of $1.13 to $1.39 per share.

(a) Non-GAAP net income per diluted share is calculated by adding stock-based compensation expense, change in fair value of earnout liability, acquisition costs, restructuring charges, intangible asset amortization expense and the income tax effect of these adjustments to GAAP net income.
(b) Adjusted EBITDA is calculated by adding stock-based compensation, change in fair value of earnout liability, depreciation and amortization expense, acquisition costs, restructuring charges, amortization of intangible assets, other income (expense) and provision for income taxes to GAAP net income.
(c) Segment profit is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, change in fair value of earnout liability, depreciation and amortization expense and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.
(d) Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation and depreciation and amortization expense, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments.
(e) Adjusted EBITDA per diluted share is calculated by adding stock-based compensation, change in fair value of earnout liability, depreciation and amortization expense, acquisition costs, restructuring charges, amortization of intangible assets, other income (expense) and provision for income taxes to GAAP net income per share.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, July 26, 2018 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time.  The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing (877) 930-8066 for domestic callers and (253) 336-8042 for international callers. The participant passcode is 9397667. A telephone replay will be available two hours following the conclusion of the call for a period of seven days and can be accessed by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The call ID for the replay is 9397667. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, a leading private online health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com) and GoMedigap.com (www.GoMedigap.com).

For more health insurance news and information, visit the eHealth consumer blog: Get Smart - Get Covered or visit eHealth's Consumer Resource Center.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the upcoming Medicare selling season, Medicare enrollment volume goals, our estimates regarding constrained lifetime values of commissions per member and constraints on lifetime value by product category, total memberships, Medicare memberships, Individual and Family plan memberships, ancillary and small business memberships, and our guidance for the full year ending December 31, 2018, including our guidance for total revenue, revenue from the Medicare segment, revenue from the Individual, Family and Small Business segment, GAAP net income, Adjusted EBITDA, profit from the Medicare segment, profit from the Individual, Family and Small Business segment, Corporate shared service expense, GAAP net income per share, Non-GAAP net income per share and Adjusted EBITDA per share

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by the new revenue recognition standard to make numerous assumptions that are based upon historical trends and management judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this section carefully as well as the disclosures about our implementation of the new revenue recognition standard in our Form 10-Q for the fiscal quarter ended March 31, 2018.

Our forward-looking statements are inherently subject to other risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform; our ability to retain existing members and enroll a large number of new members during the annual healthcare reform open enrollment period and Medicare annual enrollment period; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges; changes in laws and regulations, including in connection with healthcare reform; our ability to successfully make and integrate acquisitions; our health insurance benefit packages' ability to meet individual customer's specific health insurance and price needs; our ability to comply with CMS guidance and impact on conversion rates as a result of the federal exchange changes to enrollment; competition, including competition from government-run health insurance exchanges; seasonality of our business and the fluctuation of our operating results; our ability to retain existing members and limit member turnover; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; a reduction of product offerings among carriers and the resulting impact on our commission revenue; carriers exiting the market of selling individual and family health insurance and the resulting impact on our supply and commission revenue; our ability to execute on our growth strategy in the Medicare and small business health insurance markets; the impact of increased health insurance costs on demand; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; timing of commission payments from health insurance carriers; medical loss ratio requirements; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to accurately estimate membership; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumers satisfaction of our service; changes in competitive landscape; our ability to attract and to convert online visitors into paying members; changes in products offered on our ecommerce platform; changes and reductions in commission rates; maintaining and enhancing our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; reliance on marketing partners; the impact of our digital marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information
This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income (loss); non-GAAP operating margins; adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA); non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA per share.

•	Non-GAAP operating income (loss) consists of GAAP operating income (loss) excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units,

•	change in fair value of earnout liability,

•	acquisition costs,

•	restructuring charges, and

•	amortization of intangible assets.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income (loss) by GAAP total revenue.

•	Non-GAAP net income (loss) consists of GAAP net income (loss) excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units,

•	change in fair value of earnout liability,

•	acquisition costs,

•	restructuring charges,

•	amortization of intangible assets, and

•	the income tax impact of excluded items.

•
Adjusted EBITDA is calculated by adding stock-based compensation, change in fair value of earnout liability, depreciation and amortization expense, acquisition costs, restructuring charges, amortization of intangible assets, other income (expense) and provision (benefit) for income taxes to GAAP net income (loss).

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating income (loss), non-GAAP operating margins, Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA per share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP operating income (loss), GAAP operating margins, GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:
Kate Sidorovich, CFA
Vice President Investor Relations
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31	June 30,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$40,293	$30,774
Accounts receivable	1,475	846
Commissions receivable - current	109,666	88,246
Prepaid expenses and other current assets	4,305	5,441
Total current assets	155,739	125,307
Commissions receivable - non-current	169,751	179,150
Property and equipment, net	4,705	4,640
Other assets	7,287	9,035
Intangible assets, net	7,540	13,342
Goodwill	14,096	40,233
Total assets	$359,118	$371,707
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,246	$2,154
Accrued compensation and benefits	15,498	12,032
Accrued marketing expenses	4,693	2,742
Earnout liability- current	—	15,766
Other current liabilities	2,008	3,523
Total current liabilities	25,445	36,217
Earnout liability - non-current	—	14,434
Deferred income taxes - non-current	45,089	38,607
Other non-current liabilities	1,920	2,197
Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	281,706	292,159
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	204,725	187,866
Accumulated other comprehensive income	201	195
Total stockholders’ equity	286,664	280,252
Total liabilities and stockholders’ equity	$359,118	$371,707

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
Revenue
Commission	$32,451	$30,646	$71,288	$71,353
Other	2,115	2,011	4,834	4,374
Total revenue	34,566	32,657	76,122	75,727
Operating costs and expenses:
Cost of revenue	56	151	237	303
Marketing and advertising	14,240	14,606	29,295	29,608
Customer care and enrollment	12,012	13,219	24,121	26,458
Technology and content	7,932	7,287	16,004	15,628
General and administrative	10,534	11,240	20,526	21,931
Change in fair value of earnout liability	—	2,500	—	2,500
Restructuring charges	—	9	—	1,865
Acquisition costs	—	18	—	76
Amortization of intangible assets	260	547	520	998
Total operating costs and expenses	45,034	49,577	90,703	99,367
Loss from operations	(10,468)	(16,920)	(14,581)	(23,640)
Other income, net	298	296	575	480
Loss before benefit for income taxes	(10,170)	(16,624)	(14,006)	(23,160)
Benefit from income taxes	(8,664)	(4,610)	(13,580)	(6,301)
Net loss	$(1,506)	$(12,014)	$(426)	$(16,859)

Net loss per share:
Basic	$(0.08)	$(0.63)	$(0.02)	$(0.89)
Diluted	$(0.08)	$(0.63)	$(0.02)	$(0.89)

Weighted-average number of shares used in per share amounts:
Basic	18,481	19,063	18,206	18,968
Diluted	18,481	19,063	18,206	18,968

Includes stock-based compensation as follows:
Marketing and advertising	$220	$553	$435	$923
Customer care and enrollment	124	206	136	371
Technology and content	274	383	668	726
General and administrative	1,951	1,989	3,463	3,661
Restructuring	—	—	—	251
Total stock-based compensation expense	$2,569	$3,131	$4,702	$5,932

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
Operating activities
Net loss	$(1,506)	$(12,014)	$(426)	$(16,859)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income taxes	(8,788)	(4,746)	(12,131)	(6,482)
Depreciation and amortization	751	631	1,513	1,250
Amortization of internally developed software	360	534	651	1,011
Amortization of intangible assets	260	547	520	998
Stock-based compensation expense	2,569	3,131	4,702	5,932
Change in fair value of earnout liability	—	2,500	—	2,500
Other non-cash items	7	(13)	(52)	376
Changes in operating assets and liabilities:
Accounts receivable	599	(178)	1,386	629
Commissions receivable	1,185	5,086	20,145	27,495
Prepaid expenses and other assets	(195)	673	(88)	(1,120)
Accounts payable	619	(635)	(2,798)	(1,202)
Accrued compensation and benefits	2,224	3,314	(799)	(3,598)
Accrued marketing expenses	1,311	(60)	(2,771)	(1,951)
Deferred revenue	(300)	665	(490)	376
Accrued expense and other liabilities	(65)	264	(1,903)	1,081
Net cash provided by (used in) operating activities	(969)	(301)	7,459	10,436
Investing activities
Capitalized internal-use software and website development costs	(863)	(1,774)	(1,665)	(2,763)
Purchases of property and equipment and other assets	(242)	(905)	(1,104)	(1,122)
Acquisition of business, net of cash acquired	—	—	—	(14,929)
Net cash used in investing activities	(1,105)	(2,679)	(2,769)	(18,814)
Financing activities
Proceeds from exercise of common stock options	49	559	49	668
Cash used to net-share settle equity awards	(96)	(1,456)	(396)	(1,742)
Principal payments in connection with capital leases	(30)	(26)	(62)	(52)
Net cash used in financing activities	(77)	(923)	(409)	(1,126)
Effect of exchange rate changes on cash and cash equivalents	3	(65)	18	(15)
Net increase (decrease) in cash and cash equivalents	(2,148)	(3,968)	4,299	(9,519)
Cash and cash equivalents at beginning of period	68,228	34,742	61,781	40,293
Cash and cash equivalents at end of period	$66,080	$30,774	$66,080	$30,774

EHEALTH, INC.
SEGMENT INFORMATION
(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Revenue
Medicare (1)	$24,162	$25,468	$49,572	$56,231
Individual, Family and Small Business (2)	10,404	7,189	26,550	19,496
Total revenue	$34,566	$32,657	$76,122	$75,727

Segment profit (loss)
Medicare segment profit (loss) (3)	$(2,013)	$(1,473)	$(2,942)	$1,707
Individual, Family and Small Business segment profit (3)	2,065	(617)	8,835	2,871
Total segment profit (loss)	52	(2,090)	5,893	4,578
Corporate (4)	(6,940)	(7,994)	(13,739)	(15,848)
Stock-based compensation expense	(2,569)	(3,131)	(4,702)	(5,681)
Depreciation and amortization	(751)	(631)	(1,513)	(1,250)
Change in fair value of earnout liability	—	(2,500)	—	(2,500)
Restructuring charges	—	(9)	—	(1,865)
Acquisition costs	—	(18)	—	(76)
Amortization of intangible assets	(260)	(547)	(520)	(998)
Other income (expense), net	298	296	575	480
Loss before benefit from income taxes	$(10,170)	$(16,624)	$(14,006)	$(23,160)

Segment Information

We evaluate our business performance and manage our operations as two distinct reporting segments:

•	Medicare and

•	Individual, Family and Small Business.

(1)
The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible customers, including but not limited to, dental, vision, and life, our advertising program that allows Medicare-related carriers to purchase advertising on a separate website developed, hosted and maintained by us and our delivery and sale to third parties of Medicare-related health insurance leads generated by our ecommerce platforms and our marketing activities.

(2)
The Individual, Family and Small Business segment consists primarily of amounts earned from our sale of individual and family and small business health insurance plans and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, life and short term insurance plans. To a lesser extent, the Individual, Family and Small Business segment consists of amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website, our licensing to third parties the use of our health insurance ecommerce technology and our delivery and sale to third parties of individual and family health insurance leads generated by our ecommerce platforms and our marketing activities.

(3)
Segment profit (loss) is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, restructuring benefit and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.

(4)
Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, which are managed in a corporate shared services environment and, because they are not the responsibility of segment operating management, are not allocated to the reportable segments.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,
	2017		2018
	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
GAAP marketing and advertising expense	$14,240	41%	$14,606	45%
Stock-based compensation expense (1)	(220)	(1)%	(553)	(2)%
Non-GAAP marketing and advertising expense	$14,020	41%	$14,053	43%

GAAP customer care and enrollment expense	$12,012	35%	$13,219	40%
Stock-based compensation expense (1)	(124)	—%	(206)	(1)%
Non-GAAP customer care and enrollment expense	$11,888	34%	$13,013	40%

GAAP technology and content expense	$7,932	23%	$7,287	22%
Stock-based compensation expense (1)	(274)	(1)%	(383)	(1)%
Non-GAAP technology and content expense	$7,658	22%	$6,904	21%

GAAP general and administrative expense	$10,534	30%	$11,240	34%
Stock-based compensation expense (1)	(1,951)	(6)%	(1,989)	(6)%
Non-GAAP general and administrative expense	$8,583	25%	$9,251	28%

GAAP operating costs and expenses	$45,034	130%	$49,577	152%
Stock-based compensation expense (1)	(2,569)	(7)%	(3,131)	(10)%
Change in fair value of earnout liability (2)	—	—%	(2,500)	(8)%
Acquisition costs (3)	—	—%	(18)	—%
Restructuring charges (4)	—	—%	(9)	—%
Amortization of intangible assets (5)	(260)	(1)%	(547)	(2)%
Non-GAAP operating costs and expenses	$42,205	122%	$43,372	133%

GAAP loss from operations	$(10,468)	(30)%	$(16,920)	(52)%
Stock-based compensation expense (1)	2,569	7%	3,131	10%
Change in fair value of earnout liability (2)	—	—%	2,500	8%
Acquisition costs (3)	—	—%	18	—%
Restructuring charges (4)	—	—%	9	—%
Amortization of intangible assets (5)	260	1%	547	2%
Non-GAAP loss from operations	$(7,639)	(22)%	$(10,715)	(33)%

Explanation of Adjustments

(1)	Non-GAAP loss from operations and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.
(2)	Non-GAAP loss from operations excludes the change in fair value of earnout liability related to the acquisition of GoMedigap, which was completed in January 2018.
(3)	Non-GAAP loss from operations excludes costs related to the acquisition of GoMedigap, which was completed in January 2018.
(4)	Non-GAAP loss from operations excludes restructuring charges.
(5)	Non-GAAP loss from operations excludes amortization of intangible assets.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Six Months Ended June 30,
	2017		2018
	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
GAAP marketing and advertising expense	$29,295	38%	$29,608	39%
Stock-based compensation expense (1)	(435)	(1)%	(923)	(1)%
Non-GAAP marketing and advertising expense	$28,860	38%	$28,685	38%

GAAP customer care and enrollment expense	$24,121	32%	$26,458	35%
Stock-based compensation expense (1)	(136)	—%	(371)	—%
Non-GAAP customer care and enrollment expense	$23,985	32%	$26,087	34%

GAAP technology and content expense	$16,004	21%	$15,628	21%
Stock-based compensation expense (1)	(668)	(1)%	(726)	(1)%
Non-GAAP technology and content expense	$15,336	20%	$14,902	20%

GAAP general and administrative expense	$20,526	27%	$21,931	29%
Stock-based compensation expense (1)	(3,463)	(5)%	(3,661)	(5)%
Non-GAAP general and administrative expense	$17,063	22%	$18,270	24%

GAAP operating costs and expenses	$90,703	119%	$99,367	131%
Stock-based compensation expense (1)	(4,702)	(6)%	(5,681)	(8)%
Change in fair value of earnout liability (2)	—	—%	(2,500)	(3)%
Acquisition costs (3)	—	—%	(76)	—%
Restructuring charges (4)	—	—%	(1,865)	(2)%
Amortization of intangible assets (5)	(520)	(1)%	(998)	(1)%
Non-GAAP operating costs and expenses	$85,481	112%	$88,247	117%

GAAP loss from operations	$(14,581)	(19)%	$(23,640)	(31)%
Stock-based compensation expense (1)	4,702	6%	5,681	8%
Change in fair value of earnout liability (2)	—	—%	2,500	3%
Acquisition costs (3)	—	—%	76	—%
Restructuring charges (4)	—	—%	1,865	2%
Amortization of intangible assets (5)	520	1%	998	1%
Non-GAAP loss from operations	$(9,359)	(12)%	$(12,520)	(17)%

Explanation of Adjustments

(1)	Non-GAAP loss from operations and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.
(2)	Non-GAAP loss from operations excludes the change in fair value of earnout liability related to the acquisition of GoMedigap, which was completed in January 2018.
(3)	Non-GAAP loss from operations excludes costs related to the acquisition of GoMedigap, which was completed in January 2018.
(4)	Non-GAAP loss from operations excludes restructuring charges.
(5)	Non-GAAP loss from operations excludes amortization of intangible assets.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
GAAP net loss	$(1,506)	$(12,014)	$(426)	$(16,859)
Stock-based compensation expense (1)	2,569	3,131	$4,702	5,681
Change in fair value of earnout liability (2)	—	2,500	—	2,500
Acquisition costs (3)	—	18	—	76
Restructuring charges (4)	—	9	—	1,865
Amortization of intangible assets (5)	260	547	520	998
Benefit from income taxes (6)	(1,153)	(1,737)	(2,128)	(3,114)
Non-GAAP net income (loss)	$170	$(7,546)	$2,668	$(8,602)

GAAP net loss per diluted share	$(0.08)	$(0.63)	$(0.02)	$(0.89)
Stock-based compensation expense (1)	0.14	0.16	0.26	0.31
Change in fair value of earnout liability (2)	—	0.13	—	0.13
Acquisition costs (3)	—	—	—	—
Restructuring charges(4)	—	—	—	0.10
Amortization of intangible assets (5)	0.01	0.03	0.03	0.06
Benefit from income taxes (6)	(0.06)	(0.09)	(0.12)	(0.16)
Non-GAAP net income (loss) per diluted share	$0.01	$(0.40)	$0.15	$(0.45)

GAAP net loss	$(1,506)	$(12,014)	$(426)	$(16,859)
Stock-based compensation expense (1)	2,569	3,131	4,702	5,681
Change in fair value of earnout liability (2)	—	2,500	—	2,500
Depreciation and amortization (7)	751	631	1,513	1,250
Acquisition costs (3)	—	18	—	76
Restructuring charges (4)	—	9	—	1,865
Amortization of intangible assets (5)	260	547	520	998
Other income, net (8)	(298)	(296)	(575)	(480)
Benefit from income taxes (6)	(8,664)	(4,610)	(13,580)	(6,301)
Adjusted EBITDA	$(6,888)	$(10,084)	$(7,846)	$(11,270)

Explanation of Adjustments

(1)
Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.

(2)
Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude the change in fair value of earnout liability related to the acquisition of GoMedigap, which was completed in January 2018.
.

(3)	Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude costs related to the acquisition of GoMedigap, which was completed in January 2018.
(4)	Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude restructuring charges.
(5)	Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude amortization of intangible assets.
(6)	Non-GAAP net income (loss), Non-GAAP net income (loss) per share and Adjusted EBITDA exclude benefit from income taxes.
(7)	Adjusted EBITDA excludes depreciation and amortization.
(8)	Adjusted EBITDA excludes other income (expense), net.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
COMMISSION REVENUE BY PRODUCT
(In thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2018	Percent Change	2017	2018	Percent Change
Medicare
Medicare Advantage	$18,677	$17,738	(5)%	$37,882	$39,673	5%
Medicare Supplement	2,886	5,355	86%	6,800	10,947	61%
Medicare Part D	1,203	715	(41)%	2,581	1,874	(27)%
Total Medicare	22,766	23,808	5%	47,263	52,494	11%

Individual and Family (1)
Non-Qualified Health Plans	1,988	1,069	(46)%	5,761	2,510	(56)%
Qualified Health Plans	2,634	1,675	(36)%	5,766	3,837	(33)%
Total Individual and Family	4,622	2,744	(41)%	11,527	6,347	(45)%

Ancillary
Short-term	1,029	1,293	26%	2,875	2,543	(12)%
Dental	1,003	147	(85)%	2,850	1,366	(52)%
Vision	282	391	39%	852	731	(14)%
Other	762	(118)	(115)%	1,527	2,653	74%
Total Ancillary	3,076	1,713	(44)%	8,104	7,293	(10)%

Small Business	1,532	1,772	16%	3,456	4,131	20%

Commission Bonus	455	609	34%	938	1,088	16%

Total Commission Revenue	$32,451	$30,646	(6)%	$71,288	$71,353	—%

(1)
We define our Individual and Family Plan offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans. Individual and family health insurance plans include both Qualified and Non-Qualified plans. Qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are offered through the government-run health insurance exchange in the relevant jurisdiction. Non-Qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are not offered through the exchange in the relevant jurisdiction. Individuals who purchase Non-Qualified health plans cannot receive a subsidy in connection with the purchase of those plans.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
SUBMITTED APPLICATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2018	Percent Change	2017	2018	Percent Change
Medicare (1)
Medicare Advantage	23,071	23,149	—%	44,870	47,945	7%
Medicare Supplement	4,157	6,868	65%	8,697	13,256	52%
Medicare Part D	3,938	3,739	(5)%	8,876	7,584	(15)%
Total Medicare	31,166	33,756	8%	62,443	68,785	10%

Individual and Family (2)
Non-Qualified Health Plans	4,098	1,309	(68)%	18,362	5,195	(72)%
Qualified Health Plans	1,327	1,037	(22)%	9,074	3,721	(59)%
Total Individual and Family	5,425	2,346	(57)%	27,436	8,916	(68)%

Ancillary (3)
Short-term	22,414	25,779	15%	46,699	45,274	(3)%
Dental	16,734	9,324	(44)%	40,112	22,317	(44)%
Vision	6,204	4,209	(32)%	16,061	9,793	(39)%
Other	6,796	8,777	29%	11,495	22,118	92%
Total Ancillary	52,148	48,089	(8)%	114,367	99,502	(13)%

Small Business (4)	1,280	1,672	31%	2,442	3,392	39%

Total Submitted Applications	90,019	85,863	(5)%	206,688	180,595	(13)%

Submitted Applications

Applications are counted as submitted when the applicant completes the application and either clicks the submit button on our website or provides verbal authorization to submit the application. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application.

(1)
Medicare-related health insurance applications submitted on our website or through our customer care center during the period, including Medicare Advantage, Medicare Part D prescription drug and Medicare Supplement plans.

(2)
Major medical Individual and Family plan ("IFP") health insurance applications submitted on our website during the period. An applicant may submit more than one application. We define our IFP offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans.

(3)	Ancillary Plans consists primarily of short-term, dental and vision insurance plans submitted on our website during the period.
(4)
Applications for small business health insurance applications are counted as submitted when the applicant completes the application, the employees complete their applications, the applicant submits the application to us and we submit the application to the carrier.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
APPROVED MEMBERS
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2018	Percent Change	2017	2018	Percent Change
Medicare
Medicare Advantage	21,893	20,818	(5)%	43,358	45,438	5%
Medicare Supplement	3,179	5,267	66%	7,378	10,683	45%
Medicare Part D	4,163	3,417	(18)%	9,295	7,719	(17)%
Total Medicare	29,235	29,502	1%	60,031	63,840	6%

Individual and Family
Non-Qualified Health Plans	4,161	1,275	(69)%	28,960	10,488	(64)%
Qualified Health Plans	3,486	1,214	(65)%	20,090	15,900	(21)%
Total Individual and Family	7,647	2,489	(67)%	49,050	26,388	(46)%

Ancillary
Short-term	18,470	25,964	41%	39,721	46,960	18%
Dental	15,679	9,302	(41)%	40,413	23,464	(42)%
Vision	6,593	4,444	(33)%	17,346	11,039	(36)%
Other	5,604	7,485	34%	10,632	16,731	57%
Total Ancillaries	46,346	47,195	2%	108,112	98,194	(9)%

Small Business	2,455	3,464	41%	5,939	8,758	47%

Total Approved Members	85,683	82,650	(4)%	223,132	197,180	(12)%

Approved Members
Approved Members represents the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the relevant period. Approved members may not pay for their plan and become paying members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP
(Unaudited)

	Three Months Ended
	June 30,
	2017	2018	Percent Change
Medicare (1)
Medicare Advantage	185,819	226,048	22%
Medicare Supplement	26,533	61,316	131%
Medicare Part D	88,021	106,573	21%
Total Medicare	300,373	393,937	31%

Individual and Family (2)	244,897	168,278	(31)%

Ancillary (3)
Short-term	23,555	17,008	(28)%
Dental	177,818	150,823	(15)%
Vision	84,626	75,696	(11)%
Other	23,361	34,964	50%
Total Ancillaries	309,360	278,491	(10)%

Small Business (4)	31,172	37,010	19%

Total Estimated Membership	885,802	877,716	(1)%

Estimated Membership
Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the month of estimation.

(1)
For Medicare-related health insurance plans, we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that is up to two months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy from the same month of the previous year and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. Estimated number of members active on Medicare-related health insurance as of the date indicated based on the number of members for whom we have received or applied a commission payment during the month of estimation.

(2)
To estimate the number of members on Individual and Family health insurance plans, we take the sum of (i) the number of IFP members for whom we have received or applied a commission payment for a month that is up to six months prior to the date of estimation after reducing that number using historical experience for assumed member cancellations over the period being estimated; and (ii) the number of approved members over that period (after reducing that number by the percentage of members who do not accept their approved policy from the same month of the previous year for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For IFP health insurance plans, a member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once. For example, a member who is active on both an individual and family health insurance plan and a standalone dental plan will be counted as two continuing members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP (Continued)
(Unaudited)

(3)
For ancillary health insurance plans (such as short-term, dental and vision insurance), we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that is up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy from the same month of the previous year and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. The one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payments and related reporting from the related carriers.

(4)
For small business health insurance plans, we estimate the number of members using the number of initial members at the time the group is approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier in the period it is reported. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.

Health insurance carrier’s bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. As a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions on our membership retention. Health care reform and its impacts as well as other factors could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINED LIFETIME VALUE OF
COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended
	June 30,
	2017	2018	Percentage Change
Medicare
Medicare Advantage (1)	$851	$851	—%
Medicare Supplement (1)	$908	$1,026	13%
Medicare Part D (1)	$289	$294	2%

Individual and Family
Non-Qualified Health Plans (1)	$129	$125	(3)%
Qualified Health Plans (1)	$121	$100	(17)%

Ancillary
Short-term (1)	$56	$57	2%
Dental (1)	$58	$64	10%
Vision (1)	$43	$46	7%

Small Business (2)	$163	$164	1%

Constrained Lifetime Value of Commissions Per Approved Member

(1)
Constrained lifetime value (“LTV”) of commissions per approved member represents commissions estimated to be collected over the estimated life of an approved member’s policy after applying constraints in accordance with our revenue recognition policy. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, expected policy churn and applied constraints. These factors may result in varying values from period to period.

(2)
For Small Business, the amount represents the estimated commissions we expect to collect from the plan over the following 12-months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, expected policy churn and applied constraints. These factors may result in varying values from period to period.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINTS ON LIFETIME VALUE
OF COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended
	June 30,
	2017	2018
Medicare
Medicare Advantage	7%	7%
Medicare Supplement	5%	5%
Medicare Part D	5%	5%

Individual and Family
Non-Qualified Health Plans	15%	15%
Qualified Health Plans	20%	20%

Ancillary	10%	10%

Small Business	—%	—

Constraints on Lifetime Value of Commissions Per Approved Member
Constraints are applied to derive the constrained lifetime value ("LTV") of commissions per approved member for revenue recognition in accordance with our revenue recognition policy. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that is it probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. We evaluate constraints on an annual basis for factors affecting our estimate of LTV of commissions per approved member and apply management judgment to determine the constraints based on current trends impacting our business.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
EXPENSE METRICS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended
	June 30,
	2017	2018	Percent Change
Variable marketing cost per approved member
Medicare variable marketing cost per approved Medicare Advantage ("MA")-equivalent member (1)	$416	$337	(19)%
Individual and Family Plan ("IFP") variable marketing cost per approved IFP-equivalent member (2)	$25	$48	92%

Customer care and enrollment ("CC&E") expense per approved member
Medicare CC&E expense per approved MA-equivalent member (3)	$358	$410	15%
IFP CC&E expense per approved IFP-equivalent member (4)	$131	$106	(19)%

Expense Metrics Per Approved Member

(1)
Variable marketing cost per approved MA-equivalent member represents direct costs incurred in member acquisition for Medicare Advantage, Medicare Supplement and Medicare Part D plans from our direct, marketing partner and online advertising channels divided by MA-equivalent approved members in a given period. MA-equivalent members is a derived metric and is equal to the sum of Medicare Part D approved members divided by 4, the number of Medicare Advantage approved members and the number of Medicare Supplement approved members in the given period.

(2)
Variable marketing cost per approved IFP-equivalent member represents direct costs incurred in member acquisition for IFP plans from our direct, marketing partner and online advertising channels divided by IFP-equivalent approved members in a given period. IFP-equivalent approved members is a derived metric and is equal to the sum of the number of short-term approved members divided by 3 and the IFP approved members in the given period.

(3)
Medicare CC&E expense per approved MA-equivalent member is equal to the CC&E expense of our Medicare business included in our operating costs and reported in our condensed consolidated statements of operations divided by MA-equivalent approved members in a given period. MA-equivalent approved members is a derived metric and is equal to the sum of Medicare Part D approved members divided by 4, the number of Medicare Advantage approved members and the number of Medicare Supplement approved members in the given period.

(4)
IFP CC&E expense per approved IFP-equivalent member is equal to the CC&E expense of our IFP business included in our operating costs and reported in our condensed consolidated statement of operations divided by IFP-equivalent approved members in a given period. IFP-equivalent approved members is a derived metric and is equal to the sum of the number of short-term approved members divided by 3 and the IFP approved members in the given period.

EHEALTH, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GUIDANCE
(In millions, except per share amounts, unaudited)

Year Ending December 31, 2018
Adjusted EBITDA:
GAAP net income	$1.6 - $6.6
Stock-based compensation expense	11.9
Depreciation and amortization	3.2
Amortization of intangible assets	2.1
Restructuring charges	2.1
Acquisition costs	0.1
Other income (expense), net	(0.7)
Provision for income taxes	1.6
Adjusted EBITDA (1)	$21.9 - $26.9

Adjusted EBITDA Per Diluted Share:
GAAP net income per diluted share	$0.08 - $0.34
Stock-based compensation expense	0.61
Depreciation and amortization	0.17
Amortization of intangible assets	0.11
Restructuring charges	0.11
Acquisition costs	0.01
Other income (expense), net	(0.04)
Provision for income taxes	0.08
Adjusted EBITDA per diluted share (2)	$1.13 - $1.39

Non-GAAP Net Income Per Diluted Share:
GAAP net income per diluted share	$0.08 - $0.34
Stock-based compensation expense	0.61
Amortization of intangible assets	0.11
Restructuring charges	0.11
Acquisition costs	0.01
Provision for income taxes	(0.23)
Non-GAAP net income per diluted share (3)	$0.69 - $0.95

Explanation of Adjustments

(1)
Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, amortization of intangible assets, restructuring charges, acquisition costs, other income (expense) and provision for income taxes to GAAP net income.

(2)
Adjusted EBITDA per diluted share is calculated by adding stock-based compensation, depreciation and amortization expense, amortization of intangible assets, restructuring charges, acquisition costs, other income (expense) and provision for income taxes to GAAP net income per share.

(3)
Non-GAAP net income per share is calculated by excluding stock-based compensation expense, intangible asset amortization expense, restructuring charges, acquisition costs and provision for income taxes to GAAP net income per share.